Exhibit 99.1

AMERICOLD REALTY TRUST ANNOUNCES STRATEGIC ACQUISITION OF

AGRO MERCHANTS GROUP FOR $1.740 BILLION

–Acquiring the Fourth Largest Temperature-Controlled Warehouse Company Globally

and the Third Largest in Europe –

– Strategic Acquisition Enhances Global Market Position, Providing an Established

European Growth Platform and Complementary Infrastructure in the United States,

Australia and South America –

– Provides Attractive Long-Term Growth and Synergy Opportunities –

ATLANTA, October 13, 2020 -- Americold Realty Trust (NYSE: COLD) (the “Company” or “Americold”), the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, announced today that it has entered into a definitive agreement to acquire privately held Agro Merchants Group (“Agro”) from an investor group led by funds managed by Oaktree Capital Management, L.P. (“Oaktree”) for a total of $1.740 billion. The acquisition is subject to customary and regulatory closing conditions and closing is expected to occur late in the fourth quarter of 2020 or early in the first quarter of 2021.

Agro is the fourth largest temperature-controlled warehouse company globally, the third largest in Europe, and the fourth largest in the United States, and serves over 2,900 customers across a diverse spectrum of commodities. Agro’s portfolio consists of 46 facilities, totaling 236 million refrigerated cubic feet, located in 10 countries and will be a strong complement to Americold’s existing global network.

“We are very excited to welcome the Agro team to the Americold family as we expand the scale and enhance the geographic reach of the Americold network. The acquisition of Agro represents a unique opportunity to acquire an institutional-quality global portfolio that facilitates our strategic entry into Europe and adds complementary locations in the US, South America and Australia, where Americold is already established. This strategic transaction provides exciting long-term growth opportunities through our ability to implement the Americold Operating System and commercial business rules across the Agro platform. In addition, we are excited about the external development and M&A opportunities that this acquisition provides,” stated Fred Boehler, President and Chief Executive Officer of Americold Realty Trust.

“I am extremely proud of the work we have done to build Agro into a true industry leader in temperature-controlled logistics with a global portfolio,” stated Carlos Rodriguez, Chief Executive Officer of Agro Merchants Group. “Americold has one of the strongest networks in the world with leading operational capabilities. We are confident that by joining Americold, we will accelerate our growth and by combining our complementary networks, we will be able to provide a more comprehensive range of solutions to customers around the world.”

“We have always admired Americold as leaders in the cold storage sector, and we believe that the combination of Agro’s portfolio with Americold’s operating system and global platform creates an extremely compelling growth story. For this reason, we will retain a meaningful equity position and look forward to participating in what we expect to be significant shareholder value creation over the long term,” said Zach Serebrenik, Managing Director at Oaktree.

Summary of Strategic Benefits

Americold expects this transaction to benefit the Company in several key areas:

•	Expands Americold’s strategic footprint into Europe, with established access to the European food logistics network;

•

Positions Americold to more effectively serve multinational customers on a global scale, adding key European and eastern U.S. port-advantaged locations, and strengthening the Company’s existing market position in Australia and South America;

•	Diversifies the Company’s customer base and expands our fresh produce offering and market position, while increasing wallet share with key customers;

•

Expected to be modestly accretive in 2021 with significant long term benefits and value creation through the operational integration of an aggregated portfolio by implementing the Americold Operating System (AOS), commercialization practices, and synergy realization;

•	Embedded M&A, expansion and development provide opportunities for future growth, and;

•	Alignments of interest as Oaktree and Agro management are taking 14.2 million shares in COLD common stock subject to lockup until May 17, 2021.

Upon closing, Americold’s portfolio, including owned and managed sites, will consist of 229 facilities totaling approximately 1.35 billion refrigerated cubic feet, with a global network spanning four continents.

Overview of the Agro Portfolio

The Agro portfolio has 26 facilities in Europe totaling 111 million refrigerated cubic feet, located in the United Kingdom, Netherlands, Portugal, Ireland, Austria, Spain, and Poland. The portfolio has 17 facilities in the United States, totaling 115 million refrigerated cubic feet in six southeastern states, New Jersey, and California. Agro also has two facilities in Brisbane, Australia and a 65% interest in a one facility operator in Chile. The portfolio also includes a 22.1% interest in a joint venture with Comfrio Soluções Logísticas, which operates 13 facilities throughout Brazil. As part of this transaction, Americold will acquire Agro’s in place call options to purchase the unowned interests in Chile and Brazil.

Transaction Details

The acquisition is valued at approximately $1.740 billion, consisting of $554.3 million in Americold common shares, which will be subject to a lockup period until May 17, 2021, $519 million in cash, repayment of approximately $560 million of in-place Agro debt and assumption by us of approximately $110 million of in-place Agro capital leases and sale leaseback financing obligations, off-set by any cash on hand net of debt-like items and working capital adjustments.

Based on estimated 2020 adjusted results (including historical results through July), Americold underwrote the transaction assuming a net entry NOI yield of approximately 6.3% and an implied Adjusted EBITDA multiple of 22.3x, taking into account Agro’s transformation and reorganization initiatives, corresponding cost savings, recent commercial enhancements and new business wins and the elimination of other non-recurring, one time charges. Americold expects the NOI yield to stabilize at 7.3% -8.3% by the end of year five after closing.

Citigroup is acting as exclusive financial advisor to Americold. King & Spalding LLP and Freshfields Bruckhaus Deringer are acting as legal advisors to Americold.

Moelis & Company LLC is acting as exclusive financial advisor to Agro Merchants Group. Latham & Watkins, LLP is acting as legal advisor to Agro Merchants Group.

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future financial and operating performance and growth plans, taking into account the information currently available to the Company. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results to differ materially from the expectations of future results the Company expresses or implies in any forward-looking statements, and the Company should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, risks related to the closing of the acquisition and the integration of the acquired business into the Company’s business and risks related to the addition of European operations and properties, as well as risks related to the method of settlement of the Company’s forward sale agreements and the form and amount of proceeds of such settlement.

Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. The Company qualifies any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2019 and the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements the Company makes. The Company assumes no obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About Americold Realty Trust

Americold is the world’s largest publicly traded REIT focused on the ownership, operation, acquisition and development of temperature-controlled warehouses. Based in Atlanta, Georgia, Americold owns and operates 183 temperature-controlled warehouses, with over 1 billion refrigerated cubic feet of storage, in the United States, Australia, New Zealand, Canada, and Argentina as of June 30, 2020. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

About Oaktree

Oaktree is a leader among global investment managers specializing in alternative investments, with $122 billion in assets under management as of June 30, 2020. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 1,000 employees and offices in 19 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Contacts:

Americold Realty Trust

Investor Relations

Telephone: 678-459-1959

Email: investor.relations@americold.com

Oaktree

John Christiansen/Alyssa Lorenzo

Sard Verbinnen and Co

Telephone: 415-618-8750

Email: mediainquiries@oaktreecapital.com